UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2007

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

171 North Altadena Drive, Suite 101, Pasadena, California		91107
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2007, VIASPACE Inc. (the "Company") issued a Promissory Note (the "Note") to La Jolla Cove Investors, Inc. (the "Lender"), a California company, in the aggregate principal amount of $300,000. The Note is due and payable on the earlier of (a) 60 days following the date of the issuance of the Note, or (b) the occurence of an Event of Default as defined in the Note. Interest shall accrue at a rate of four and three-quarters percent (4.75%) per annum and shall be due and payable on the 15th day of each month following the month of issuance. The Company may voluntarily prepay the Note in whole or in part at any time and from time to time without penalty, together with interest accrued on the amount prepaid through the date of the prepayment. The Note is unsecured and does not encumber any assets of the Company.

This is the second in a series of Notes of $300,000 each that the Company expects to issue to the Lender. The First Note of $300,000 (the "Original Note") was issued on October 18, 2007 and a Form 8-K was filed by the Company on October 23, 2007.

Pursuant to the terms of the Original Note, the Lender will also fund, in exchange for the simultaneous issuance by the Company of promissory notes in the same form as the Original Note, $300,000 upon each date that is 60, 90, 120 and 150 days after the date of issuance of the Original Note (the "Additional Fundings"); provided however, that in the event that Lender does not fund the amounts associated with any or all of the Additional Fundings within 10 business days of the date such amounts would otherwise be due, Lender shall pay an amount equal to $50,000 (the "Non-Funding Penalty") to the Company. Upon the payment of the Non-Funding Penalty to the Company, the Lender shall have no further obligations or duties under the Original Note or any promissory note associated with Additional Fundings, provided however, that the Company shall remain obligated and bound by the terms and conditions of the Original Note and the promissory notes issued in connection with any Additional Funding, including without limitation any obligation to repay any sums delivered in connection with such promissory notes. The Company’s sole and exclusive remedy in the event that Lender fails to fund any of the Additional Fundings shall be the right of the Company to receive the Non-Funding Penalty from the Lender. Each promissory note delivered in connection with an Additional Funding will have a maturity date that is 60 days from the date of issuance and will bear interest at a rate of four and three-quarters percent (4.75%) per annum.

The preceding description of the Original Note does not purport to be complete and is qualified entirely by reference to the Original Note, a copy of which was attached to the Company's Form 8-K filed on October 23, 2007 as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above under Item 1.01 is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

November 27, 2007	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer